Exhibit 99.4

RISK FACTORS

Investing in the securities of Workhorse Group Inc. involves risks, including the risks described below that could affect us and our business. Other risks may prove to be important in the future or new risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. In addition to the risks described below, you should consider carefully the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other reports filed with the Securities and Exchange Commission.

Risks Relating to Our Business

We have incurred substantial net losses since our inception and anticipate that we will continue to incur substantial net losses for the foreseeable future. We may never achieve or sustain profitability.

We have incurred net losses amounting to $56.6 million for the period from inception (February 20, 2007) through September 30, 2016. We have had net losses in each quarter since our inception. We expect that we will continue to incur net losses for the foreseeable future. We may incur significant losses in the future for several reasons, including the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, we may not be able to achieve or maintain profitability. Our management is developing plans to alleviate the negative trends and conditions described above but there is no guarantee that such plans will be successfully implemented. There is no assurance that even if we successfully implement our business plan, that we will be able to curtail our losses. If we incur additional significant operating losses, our stock price may decline significantly.

We need access to additional financing in 2017 and beyond, which may not be available to us on acceptable terms or at all. If we cannot access additional financing when we need it and on acceptable terms, our business may fail.

Our business plan to design, produce, sell and service commercial electric vehicles through our Union City facility will require substantial continued capital investment. Our research and development activities will also require substantial continued investment. For the year ended December 31, 2015, our independent registered public accounting firm issued a report on our 2015 financial statements that contained an explanatory paragraph stating that the lack of sales, negative working capital and stockholders’ deficit, raise substantial doubt about our ability to continue as a going concern. For example, our existing capital resources, including the expected proceeds from this offering, will be insufficient to fund our operations beyond the end of the fourth quarter of 2017. Accordingly, we will need additional financing. We will also need additional financing beyond 2017. If we are not able to obtain additional financing and/or substantially increase revenue from sales, we will be unable to continue as a going concern. As a result, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and investors will likely lose a substantial part or all of their investment. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all, particularly given that we do not now have a committed credit facility with any government or financial institution. Further, if there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on acceptable terms or at all. If we cannot obtain additional financing when we need it and on terms acceptable to us, we will not be able to continue as a going concern.

We offer no financing on our vehicles. As such, our business is dependent on cash sales, which may adversely affect our growth prospects.

While most of our current customers are well-established companies with significant purchasing power, many of our potential smaller and medium-sized customers may need to rely on credit or leasing arrangements to gain access to our vehicles. Unlike some of our competitors who provide credit or leasing services for the purchase of their vehicles, we do not provide, and currently do not have commercial arrangements with a third party that provides, such financial services. We believe the current limited availability of credit or leasing solutions for our vehicles could adversely affect our revenues and market share in the commercial electric vehicle market.

Increases in costs, disruption of supply or shortage of lithium-ion cells could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of lithium-ion cells. Any such increase, supply interruption or shortage could materially and negatively impact our business, prospects, financial condition and operating results. The prices for these lithium-ion cells can fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. We are exposed to multiple risks relating to lithium-ion cells including:

●	the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells we may require going forward;

●	disruption in the supply of cells due to quality issues or recalls by battery cell manufacturers;

●	an increase in the cost of raw materials used in the cells; and

●	fluctuations in the value of the Japanese yen against the U.S. dollar in the event our purchasers of lithium-ion cells are denominated in Japanese yen.

Our business is dependent on the continued supply of battery cells for the battery packs used in our vehicles. While we believe several sources of the battery cells are available for such battery cells, we have fully qualified only Panasonic for the supply of the cells used in such battery packs and have very limited flexibility in changing cell suppliers. Any disruption in the supply of battery cells could disrupt production of our vehicles until such time as a different supplier is fully qualified. Furthermore, fluctuations or shortages in petroleum, tariff or trade issues and other economic or tax conditions may cause us to experience significant increases in freight charges. Substantial increases in the prices for the battery cells or prices charged to us, would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased vehicle prices. Any attempts to increase vehicle prices in response to increased costs in our battery cells could result in cancellations of vehicle orders and therefore materially and adversely affect our brand, image, business, prospects and operating results.

The demand for commercial electric vehicles depends, in part, on the continuation of current trends resulting from dependence on fossil fuels. Extended periods of low diesel or other petroleum-based fuel prices could adversely affect demand for our vehicles, which would adversely affect our business, prospects, financial condition and operating results.

We believe that much of the present and projected demand for commercial electric vehicles results from concerns about volatility in the cost of petroleum-based fuel, the dependency of the United States on oil from unstable or hostile countries, government regulations and economic incentives promoting fuel efficiency and alternative forms of energy, as well as the belief that climate change results in part from the burning of fossil fuels. If the cost of petroleum-based fuel decreased significantly, the outlook for the long-term supply of oil to the United States improved, the government eliminated or modified its regulations or economic incentives related to fuel efficiency and alternative forms of energy, or if there is a change in the perception that the burning of fossil fuels negatively impacts the environment, the demand for commercial electric vehicles could be reduced, and our business and revenue may be harmed.

Diesel and other petroleum-based fuel prices have been extremely volatile, and we believe this continuing volatility will persist. Lower diesel or other petroleum-based fuel prices over extended periods of time may lower the perception in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. If diesel or other petroleum-based fuel prices remain at deflated levels for extended periods of time, the demand for commercial electric vehicles may decrease, which would have an adverse effect on our business, prospects, financial condition and operating results.

If the market for commercial electric vehicles does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be adversely affected.

As part of our sales efforts, we must educate fleet managers as to the economical savings we believe they will benefit from during the life of the vehicle. As such, we believe that operators of commercial vehicle fleets should consider a number of factors when deciding whether to purchase our commercial electric vehicles (or commercial electric vehicles generally) or vehicles powered by internal combustion engines, particularly diesel-fueled or natural gas-fueled vehicles. We believe these factors include:

●	the difference in the initial purchase prices of commercial electric vehicles and vehicles with comparable GVWs powered by internal combustion engines, both including and excluding the impact of government and other subsidies and incentives designed to promote the purchase of electric vehicles;

●	the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;

●	the availability and terms of financing options for purchases of vehicles and, for commercial electric vehicles, financing options for battery systems;

●	the availability of tax and other governmental incentives to purchase and operate electric vehicles and future regulations requiring increased use of nonpolluting vehicles;

●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	fuel prices, including volatility in the cost of diesel;

●	the cost and availability of other alternatives to diesel fueled vehicles, such as vehicles powered by natural gas;

●	corporate sustainability initiatives;

●	commercial electric vehicle quality, performance and safety (particularly with respect to lithium-ion battery packs);

●	the quality and availability of service for the vehicle, including the availability of replacement parts;

●	the limited range over which commercial electric vehicles may be driven on a single battery charge;

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●	access to charging stations and related infrastructure costs, and standardization of electric vehicle charging systems;

●	electric grid capacity and reliability; and

●	macroeconomic factors.

If, in weighing these factors, operators of commercial vehicle fleets determine that there is not a compelling business justification for purchasing commercial electric vehicles, particularly those that we produce and sell, then the market for commercial electric vehicles may not develop as we expect or may develop more slowly than we expect, which would adversely affect our business, prospects, financial condition and operating results.

We currently do not have long-term supply contracts with guaranteed pricing which exposes us to fluctuations in component, materials and equipment prices. Substantial increases in these prices would increase our operating costs and could adversely affect our business, prospects, financial condition and operating results.

Because we currently do not have long-term supply contracts with guaranteed pricing, we are subject to fluctuations in the prices of the raw materials, parts and components and equipment we use in the production of our vehicles. Substantial increases in the prices for such raw materials, components and equipment would increase our operating costs and could reduce our margins if we cannot recoup the increased costs through increased vehicle prices. Any attempts to increase the announced or expected prices of our vehicles in response to increased costs could be viewed negatively by our customers and could adversely affect our business, prospects, financial condition and operating results.

We face intense competition. Some of our competitors have substantially greater financial or other resources, longer operating histories and greater name recognition than we do and could use their greater resources and/or name recognition to gain market share at our expense or could make it very difficult for us to establish market share.

Companies currently competing in the fleet logistics market offering alternative fuel medium-duty trucks include Ford Motor Company and Freightliner. Ford and Freightliner are currently selling alternative fuel fleet vehicles including hybrids. In the electric medium duty truck market in the United States, we compete with a few other manufacturers, including Electric Vehicles International and Smith Electric Vehicles. Ford and Freightliner have substantially more financial resources, established market positions, long-standing relationships with customers and dealers, and who have more significant name recognition, technical, marketing, sales, financial and other resources than we do. Although we believe that HorseFly™, our unmanned aerial system (UAS), is unique in the marketplace in that it currently does not have any competitors when it comes to a UAS that works in combination with a truck, there are better financed competitors in this emerging industry, including Google and Amazon. While we are seeking to partner with existing delivery companies to improve their efficiencies in the last mile of delivery, our competitors are seeking to redefine the delivery model using drones from a central location requiring extended flight patterns. Our competitors’ new aerial delivery model would essentially eliminate traditional package delivery companies. Our model is focused on coupling our delivery drone with delivery trucks supplementing the existing model and providing shorter term flight patterns. Google and Amazon have more significant financial resources, established market positions, long-standing relationships with customers, more significant name recognition and a larger scope of resources including technical, marketing and sales than we do. The resources available to our competitors to develop new products and introduce them into the marketplace exceed the resources currently available to us. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period that we can. This intense competitive environment may require us to make changes in our products, pricing, licensing, services, distribution, or marketing to develop a market position. Each of these competitors has the potential to capture significant market share in our target markets which could have an adverse effect on our position in our industry and on our business and operating results.

The results of the 2016 United States presidential and congressional elections may create regulatory uncertainty for the alternative energy sector and may materially harm our business, financial condition and operating results.

Donald Trump’s victory in the U.S. presidential election, as well as the Republican Party maintaining control of both the House of Representatives and Senate of the United States in the congressional election, may create regulatory uncertainty in the alternative energy sector. During the election campaign, President-elect Trump made comments suggesting that he was not supportive of various clean energy programs and initiatives designed to curtail global warming. It remains unclear what specifically President-elect Trump would or would not do with respect to these programs and initiatives, and what support he would have for any potential changes to such legislative programs and initiatives in the Unites States Congress, even if both the House of Representatives and Senate are controlled by the Republican Party. If President-elect Trump and/or the United States Congress take action or publicly speak out about the need to eliminate or further reduce legislation, regulations and incentives supporting alternative energy, such actions may result in a decrease in demand for alternative energy in the United States and may materially harm our business, financial condition and operating results.

Our facilities could be damaged or adversely affected as a result of disasters or other unpredictable events. Any prolonged disruption in the operations of our facility would adversely affect our business, prospects, financial condition and operating results.

We engineer and assemble our electric vehicles in a facility in Loveland, Ohio and we intend to locate the assembly function to our facility in Union City. Any prolonged disruption in the operations of our facility, whether due to technical, information systems, communication networks, accidents, weather conditions or other natural disaster, or otherwise, whether short or long-term, would adversely affect our business, prospects, financial condition and operating results.

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